UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

SINO AGRO FOOD, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-54191	33-1219070
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 3801, Block A, China Shine Plaza No. 9 Lin He Xi Road Tianhe District, Guangzhou City, P.R.C.	510610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 20 22057860

Copies to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Attn. Marc J. Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to (i) securing capital for general working purposes, (ii) changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and (iii) other risks and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 17, 2019, the Board of Directors (the “Board”) of Sino Agro Food, Inc. (the “Company”) appointed Muson Cheung as an independent director of the Company effective immediately. The Board also appointed Mr. Cheung to the audit committee. Mr. Cheung will receive an annual fee of $60,000, payable in monthly installments, and be required to comply with certain confidentiality provisions. He will also be entitled to receive, on an annual basis, shares of the Company’s common stock having a value equal to $60,000

Muson Cheung

Mr. Cheung has been serving as a director, officer and as an executive in a variety of financial service companies and firms with over 12 years of experience in securities, finance, and asset management in the U.S. and Hong Kong. From 2011 to 2014, Mr. Cheung served as the Vice President of Marketing at Glory Sky Global Markets Limited, a licensed financial institution in Hong Kong dealing in securities, futures contracts, leveraged foreign exchange trading, and asset management. From 2014 to 2015, Mr. Cheung served as the Vice President of Marketing at Tiger Securities Asset Management Company Limited, a financial institution licensed by the Hong Kong Securities and Futures Commission dealing in securities transactions and asset management. In 2015, he served as the Responsible Officer at MCL Securities Limited, a Hong Kong company that provides execution and advisory services in equities, bonds, equity-linked notes, and mutual funds across all international markets. Since 2017 through the present, Mr. Cheung has served as the Responsible Officer and director at MC Financial Services Limited, a financial management firm in Hong Kong, where his activities include asset management, advisory services in securities, future contracts and securities transactions.

Mr. Cheung is also qualified as a securities broker-dealer and broker’s representative by The Stock Exchange of Hong Kong Ltd. since 1995. His accomplishments include teaching at the Vocational Training Council School of Business and Information Systems as a former lecturer in Contemporary Business Issues in China, Logistics and Economics and at The Hong Kong Institute of Vocational Education of the Vocational Training Council as a former lecturer in Economics, Risk Management, Financial Management & Elements of Banking. From 2015 to 2016, he tutored at the Vocational Training Council School for Higher and Professional Education in Risk Management & Investment. Mr. Cheung has also lectured at Coventry University, University of Ballarat, and Nottingham Trent University in England and Southern Cross University in Australia. Mr. Cheung attended Edwards International College in Perth, Australia, where he received a diploma in Management in 1991, and Curtin University of Technology in Perth, Australia, where he received a bachelor in Commerce (Finance & Marketing) in 1993. He subsequently received a Masters of Finance from the Royal Melbourne Institute of Technology in Australia in 1998, followed by a Doctor of Business Administration from the European University in Montreux, Switzerland, in 2014.

There are no arrangements or understandings between Mr. Cheung and/or any other persons pursuant to which Mr. Cheung was named as a director of the Company. Mr. Cheung has no family relationships with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. Cheung has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO AGRO FOOD, INC.

Date: April 17, 2019	By:	/s/ LEE YIP KUN SOLOMON
Lee Yip Kun Solomon
Chairman and Chief Executive Officer